CERTIFICATE OF DESIGNATION
                                       OF
               SERIES I 8% CUMULATIVE CONVERTIBLE PREFERRED STOCK
                                       OF
                           BAYWOOD INTERNATIONAL, INC.

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                       Pursuant to Section 78.1955 of the
                             Nevada Revised Statutes
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     Baywood International, Inc., a corporation organized and existing under the laws of the State of Nevada (the "Company"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Company on March 27, 2007 pursuant to authority of the Board of Directors as required by the Nevada Revised Statutes:

     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Company (the "Board of Directors" or the "Board") in accordance with the provisions of its Certificate of Incorporation, the Board of Directors hereby authorizes a series of the Company's previously authorized Preferred Stock, par value $0.001 per share (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

     Series  I  8%  Cumulative  Convertible  Preferred  Stock:

                                    ARTICLE 1
                                   DEFINITIONS

     The terms defined in this Article 1 whenever used in this Certificate of Designation have the following respective meanings:

     "Affiliate" has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

     "Board" or "Board of Directors" means the Board of Directors of the Company.

     "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

     "Capital Shares" or "Capital Stock" means the Common Shares and any other shares of any other class or series of capital stock, whether now or hereafter authorized and however designated, which have the right to participate in the distribution of earnings and assets (upon dissolution, liquidation or winding-up) of the Company.

     "Common Shares" or "Common Stock" means shares of common stock, par value $
0.001  per  share,  of  the  Company.

      "Conversion Date" means any day on which (i) all or any portion of shares of the Series I Preferred Stock are converted and (ii) accrued and unpaid dividends are converted in lieu of cash in accordance with Section 6.1(a), in accordance with the provisions hereof.

     "Conversion Notice" means a written notice of conversion substantially in the form annexed hereto as Annex I.

     "Conversion  Price"  has  the  meaning  set  forth  in  Section  6.3.

     "Conversion  Price  Floor"  has the meaning set forth in Section 6.4(a)(i).

     "Conversion Share" means a share of Common Stock issuable upon (i) the conversion of any Series I Preferred Stock and (ii) the conversion of accrued and unpaid dividends in lieu of cash.

     "Company" means Baywood International, Inc., a Nevada corporation, and any successor or resulting corporation by way of merger, consolidation, sale or exchange of all or substantially all of the Company's assets, or otherwise.

     "Current Market Price" means on any date of determination the closing sale price (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if there is more than one in either case, the average of the average closing bid and closing ask prices) as reported in composite transactions for the principal United States securities exchange on which the Common Stock is traded at such time or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported on the Over-The-Counter Bulletin Board, or, if not so reported, as determined by the Board in its good faith discretion.

     "Dividend Period" means the period commencing on and including the Issue Date or, if a dividend has previously been paid, the day after the immediately preceding Dividend Payment Due Date, and ending on and including the immediately subsequent Dividend Payment Due Date.

     "Dividend Payment Due Date" means March 31, June 30, September 30 and December 31 of each year.

     "Dividend Rate" means eight percent (8%) per annum, subject to adjustment as set forth in Section 6.4(a)(i), computed on the basis of a 365-day year.

     "Exchange  Act"  means  the  Securities  Exchange  Act of 1934, as amended.

     "Issue Date" means, as to any share of Series I Preferred Stock, the date of issuance of such share.


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
     "Liquidation  Event"  has  the  meaning  set  forth  in  Section  5.1.

     "Liquidation Preference" means, with respect to a share of the Series I Preferred Stock, cash, property or securities valued as to (i) securities, at the Current Market Price, (ii) property, as determined in the good faith discretion of the Board, and (ii) cash at the face value thereof, in an amount equal to the sum of (x) the Stated Value for such outstanding share of Series I Preferred Stock (as adjusted for any stock dividends, stock combinations or stock splits with respect to such share) plus (y) the aggregate of all accrued
                                           ----
and unpaid dividends on such share of Series I Preferred Stock through the date of the payment of the Liquidation Preference.

     "Mandatory  Conversion  Date"  has the meaning set forth in Section 6.2(c).

     "Outstanding", when used with reference to Common Shares or Capital Shares (collectively, "Shares"), means, on any date of determination, all issued and outstanding Shares, and includes all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that any such Shares directly or indirectly owned or held by or for the account of the Company or any Subsidiary of the Company shall not be deemed "Outstanding" for purposes hereof.

     "Person" means an individual, a corporation, a partnership, an association, a limited liability company, an unincorporated business organization, a trust or other entity or organization, and any government or political subdivision or any agency or instrumentality thereof.

     "Qualified IPO" means a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale by the Company of Common Stock which results in aggregate gross proceeds to the Company of not less than Ten Million Dollars ($10,000,000) at a per share valuation at least equal to 250% of the Conversion Price in effect at the time of conversion.

     "SEC"  means  the  United  States  Securities  and  Exchange  Commission.

     "Securities  Act"  means  the  Securities  Act  of  1933,  as  amended.

     "Series I Preferred Shares" or "Series I Preferred Stock" means the shares of Series I 8% Cumulative Convertible Preferred Stock of the Company or such other convertible preferred stock of the Company as may be exchanged therefor.

     "Stated  Value"  has  the  meaning  set  forth  in  Article  2.

     "Subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by the Company.

     "Warrants" means the Warrants for the Purchase of Shares of Common Stock, issued or to be issued by the Company to holders of Series I Preferred Stock, and any


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
warrants issued as a consequence of the exercise or transfer of any warrants in whole or in part.

     All references to "cash" or "$" herein mean currency of the United States of America.

                                    ARTICLE 2
                             DESIGNATION AND AMOUNT

     The designation of this series, which consists of one million (1,000,000) shares of Preferred Stock, shall be Series I 8% Cumulative Convertible Preferred Stock and the stated value shall be Ten Dollars ($10) per share (the "Stated Value").

                                    ARTICLE 3
                                      RANK

     The Series I Preferred Stock shall rank senior to any other Capital Stock of the Company and shall rank junior to all outstanding indebtedness of the Company.

                                    ARTICLE 4
                                    DIVIDENDS

     4.1 Each holder of the Series I Preferred Stock shall be entitled to receive, out of funds legally available for the payment of dividends, dividends payable in cash at the Dividend Rate on the Stated Value of each share of Series I Preferred Stock on and as of each Dividend Payment Due Date with respect to each Dividend Period. Dividends on the Series I Preferred Stock shall be cumulative from the date of issue, whether or not declared for any reason, including if such declaration is prohibited under any outstanding indebtedness or borrowings of the Company or any of its Subsidiaries, or any other contractual provision binding on the Company or any of its Subsidiaries, and whether or not there shall be funds legally available for the payment thereof.

     4.2 Each dividend shall be payable on each Dividend Payment Due Date, commencing June 30, 2007 or the Dividend Payment Due Date immediately following the Issue Date, as applicable, to the holders of record of shares of the Series I Preferred Stock, as they appear on the stock records of the Company at the close of business on such record date, not more than thirty (30) days or less than ten (10) days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Period shall be paid to holders of record upon the occurrence of a Liquidation Event and upon conversion of shares of Series I Preferred Stock, unless a holder of record chooses to convert such accrued and unpaid dividends in lieu of cash in accordance with Section 6.1(a).

                                    ARTICLE 5
                             LIQUIDATION PREFERENCE

     5.1 Upon the occurrence of any Liquidation Event, no distribution shall be made to the holders of any shares of Capital Stock of the Company unless prior thereto,


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
the holders of shares of Series I Preferred Stock, subject to this Article 5, shall have received the Liquidation Preference with respect to each share.

For purposes hereof, the term "Liquidation Event" means (i)(a) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of Capital Stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company, (b) the merger or consolidation of the Company or any Subsidiary in one or a series of related transactions with or into another entity as a result of which the Company ceases to exist or as a result of which the Common Stock ceases to be a class of securities registered under the Exchange Act, other than (i) a merger solely for the purpose of changing the jurisdiction of incorporation of the Company and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity, or (ii) a merger or consolidation pursuant to which holders of the Capital Stock of the Company immediately prior to such transaction have the right to exercise, directly or indirectly, fifty percent (50%) or more of the total voting power of all shares of the Capital Stock entitled to vote generally in elections of directors of the continuing or surviving person immediately after giving effect to such issuance,
(c) the sale, lease, license or other disposition of all or substantially all the assets or any substantial asset of the Company in one or a series of related transactions, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c), or (iii) any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary.

     5.2 If, upon any Liquidation Event, the remaining assets and funds of the Company legally available for payments of the aggregate amount of all Liquidation Preferences payable in respect of outstanding shares of Series I
Preferred Stock (after payment of requisite liquidation distributions or payments to holders of shares of any class or series of Capital Stock of the Company with a liquidation preference senior to the Series I Preferred Stock) shall be insufficient to make payment in full of all Liquidation Preferences payable with respect to outstanding shares of Series I Preferred Stock and shares of any class or series of Capital Stock of the Company at the time outstanding with a liquidation preference on parity with the Series I Preferred Stock then all such remaining assets and funds of the Company legally available for distribution shall be distributed among the holders of Series I Preferred Stock at the time outstanding and the holders of shares of any class or series of Capital Stock of the Company at the time outstanding, with a liquidation preference on parity with the Series I Preferred Stock, pro rata in proportion
                                                          --- ----
to  the  full  amounts  to  which they would otherwise be respectively entitled.

     5.3 If, upon any Liquidation Event, the remaining assets and funds of the Company legally available for payments of the aggregate amount of all Liquidation Preferences payable in respect of shares of Series I Preferred Stock outstanding and shares of any class or series of Capital Stock of the Company on parity with the Series I Preferred Stock outstanding (after payment of requisite liquidation distributions or payments to holders of shares of any class or series of Capital Stock of the Company with


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
a liquidation preference senior to the Series I Preferred Stock) shall be in excess of the amounts necessary to make payment in full of all Liquidation Preferences available with respect to outstanding shares of Series I Preferred Stock and outstanding shares of any class or series of Capital Stock of the Company on parity with the Series I Preferred Stock, then all such excess assets and funds remaining and legally available for distribution shall be distributed among the holders of shares of Series I Preferred Stock at the time outstanding and the holders of the Common Stock, pro rata in proportion to the number of
                                         --- ----
shares of Common Stock then owned or into which shares of Series I Preferred Stock would then be convertible.

                                    ARTICLE 6
                 CONVERSION OF PREFERRED STOCK; CONVERSION PRICE

     6.1     Voluntary  Conversion.
             ---------------------

          (a) Each share of Series I Preferred Stock may be converted, at the option of the holder thereof, at any time and from time to time into such number of Common Shares as shall be determined by dividing the Stated Value plus, if such holder chooses in his, her or its sole and absolute discretion to convert accrued and unpaid dividends, such amount of accrued and unpaid dividends, by the Conversion Price (as hereinafter defined) in effect at the time of conversion, and initially each share may be converted into two hundred
(200) Common Shares. In the event a holder of record does not choose to convert accrued and unpaid dividends, such holder shall receive cash in the amount of accrued and unpaid dividends in accordance with Section 6.1(b).

          (b) In order for a holder of Series I Preferred Stock to convert such shares into shares of Common Stock, such holder shall surrender the certificate or certificates representing such shares of Series I Preferred Stock to be converted, at the office of the transfer agent for the Series I Preferred Stock together with a Conversion Notice. If required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or its attorney duly authorized in writing. As promptly as practicable after receipt of the Conversion Notice, the Company shall (i) issue the Common Stock issued upon conversion in accordance with the provisions of this Article 6, and (ii) cause to be mailed for delivery by overnight courier to such holder (x) a certificate or certificate(s) representing the number of Common Shares to which the Holder is entitled by virtue of such conversion, (y) cash, as provided in Section 6.6, in respect of any fraction of a Common Share issuable upon such conversion and (z) if such holder does not convert accrued and unpaid dividends in accordance with
Section 6.1(a), cash in the amount of accrued and unpaid dividends as of the Conversion Date. Such conversion shall be deemed to have been effected at the time at which the Conversion Notice indicates and at such time the rights of the holder of the Preferred Stock with regard to the Series I Preferred Stock so converted, as such, shall cease and the Person or Persons in whose name or names the Common Stock issued upon conversion shall be issuable shall be deemed to have become the holder or holders of record of the Common Shares represented thereby and all voting and other rights associated with the beneficial ownership of such Common Shares shall at such time vest with such Person or Persons. The Conversion Notice shall constitute a contract between


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
the holder and the Company, whereby the holder shall be deemed to subscribe for the number of Common Shares which it will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription (and for any cash adjustment to which it is entitled pursuant to Section 6.6), to surrender the Series I Preferred Stock and to release the Company from all liability thereon. No cash payment aggregating less than $1.00 shall be required to be given unless specifically requested by the holder.

     6.2     Mandatory Conversion.
             --------------------

          (a) Each share of Series I Preferred Stock then outstanding shall automatically be converted into such number of Common Shares as shall be determined by dividing the Stated Value by the Conversion Price in effect at the time of conversion, upon the closing of a Qualified IPO.

          (b) At any time after January 1, 2008, in the event that the Current Market Price shall have exceeded five hundred percent (500%) of the Conversion Price in effect in any consecutive 30-day trading period, the Company may (but is not required to) cause the mandatory conversion of the Series I Preferred Stock into shares of Common Stock as shall be determined by dividing the Stated Value of each share of Series I Preferred Stock by the Conversion Price in effect at the time of conversion. Such right may be exercised by the Company only upon written notice to the holders of the Series I Preferred Stock delivered within sixty (60) days of the end of such consecutive 30-day trading period.

          (c) All holders of record of shares of Series I Preferred Stock will be given at least thirty (30) days prior written notice of the date (the "Mandatory Conversion Date") fixed and the place designated for mandatory conversion of all shares of Series I Preferred Stock pursuant to this Section
6.2. Such notice will be sent by first class mail, postage prepaid, to each registered holder of Series I Preferred Stock at such holder's address last shown on the records of the transfer agent for the Series I Preferred Stock. On or before the Mandatory Conversion Date, each holder of the shares of Series I Preferred Stock shall surrender its certificate or certificates for all such shares to the Company at the place designated in such notice. If required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or its attorney duly authorized in writing. On and after the Mandatory Conversion Date, all rights with respect to the Series I Preferred Stock so converted, including the rights, if any, to receive notices and to vote, will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series I Preferred Stock has been converted, and payment of any accrued but unpaid dividends thereon. As promptly as practicable, the Company shall (i) issue the Common Stock issued upon conversion in accordance with the provisions of this Article 6, and (ii) cause to be mailed for delivery by overnight courier to such holder (x) a certificate or certificate(s) representing the number of Common Shares to which the Holder is entitled by virtue of such conversion, (y) cash, as provided in Section 6.6, in respect of any fraction of a Common Share issuable upon such conversion and
(z) if such holder does not choose to convert accrued and unpaid dividends in accordance with Section 6.1(a),


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
cash in the amount of accrued and unpaid dividends as of the Mandatory Conversion Date.

     6.3     Conversion  Price.  The initial conversion price shall be $0.04 per
             -----------------
share of Common Stock, and shall be subject to adjustment from time to time, and such conversion price as adjusted shall be likewise subject to further adjustment, as hereinafter set forth. The Term "Conversion Price" shall mean, as of any time, the conversion price of the Series I Preferred Stock at that time, as specified in this Section 6.3 in case no adjustment shall have been required, or such conversion price as adjusted pursuant to Section 6.4, as the case may be.

     6.4     Effect  on  Conversion  Price  of  Certain  Events.
             --------------------------------------------------

     (a) (i) The Conversion Price and the number of shares of Common Stock issuable upon conversion of the Series I Preferred Stock, shall be subject to adjustment, as follows: in the event that the Company shall at any time after the date hereof (A) declare a dividend on the outstanding Common Stock payable in shares of its Capital Stock, (B) subdivide the outstanding Common Stock, (C) combine (including by way of a reverse stock split) the outstanding Common Stock into a smaller number of shares, or (D) issue any shares of its Capital Stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Conversion Price in effect at the time of the record date for the determination of stockholders entitled to receive such dividend or distribution or of the effective date of such subdivision, combination, or reclassification shall be adjusted so that it shall equal the price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action, and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action. Such adjustment shall be made successively whenever any event listed above shall occur and shall become effective at the close of business on such record date or at the close of business on the date immediately preceding such effective date, as applicable. Notwithstanding the foregoing, in the event any dividend shall not be paid in full within ten (10) days from the applicable Dividend Payment Due Date, then for each Dividend Period or portion thereof that such dividend shall not be paid in full, (x) the Conversion Price shall be reduced by $0.0025 ( of 1 cent); provided, however that in no event shall the Conversion Price be reduced below $0.03 per share of Common Stock (the "Conversion Price Floor"); provided, further that the amount of each reduction and the Conversion Price Floor shall be adjusted on the same basis as and in accordance with adjustments to the Conversion Price pursuant to clauses (A), (B), (C) and (D) of this
Section 6.4(a)(i), and (y) the Dividend Rate shall be increased by fifty (50) basis points ( of 1%); provided, however that in no event shall the Dividend Rate exceed ten percent (10%) per annum.

          (ii) (A) If at any time or from time to time after the original issuance date of the Series I Preferred Stock, the Company issues or sells, or is deemed by the express provisions of this subsection (i) to have issued or sold, Additional Shares of Common Stock (as defined in subsection
(ii)(D) below), other than as a result of, or in connection with, any action referenced in Section 6.4(a)(i) hereof, for an Effective Price


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
(as defined in subsection (a)(ii)(D) below) less than the then effective Conversion Price, then in each such case the then existing Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the then effective Conversion Price by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received (as defined in subsection (a)(ii)(B)) by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price and (ii) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall equal the number of shares of Common Stock actually outstanding. No adjustment shall be made to the Conversion Price in an amount less than one percent per share of Series I Preferred Stock. Any adjustment otherwise required by this Section 6.4(a)(ii)(A) that is not required to be made due to the preceding sentence shall be included in any subsequent adjustment to the Conversion Price.

               (B) For the purpose of making any adjustment required under this Section 6.4(a)(ii), the consideration received by the Company for any issue or sale of securities shall (1) to the extent it consists of cash, be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale but without deduction of any expenses payable by the Company, (2) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (3) if Additional Shares of Common Stock, Convertible Securities (as defined in subsection (a)(ii)(C)) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

               (C)     For  the  purpose  of  the adjustment required under this
Section 6.4(a)(ii), if the Company issues or sells (i) stock or other securities convertible into Additional Shares of Common Stock other than Series I Preferred Stock (such convertible stock or securities being herein referred to as
"Convertible Securities"), or (ii) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities, and if the Effective Price of such Additional Shares of Common Stock is less than the Conversion Price, the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration,  if  any,  payable  to  the  Company  upon  the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided, however that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided, further that if the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided,
                                                                       ---------
further  that if the minimum amount of consideration payable to the Company upon
-------
the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been fully exercised, the Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional
Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities.

               (D) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this
Section 6.4(a)(ii), other than (1) shares of Common Stock issued upon conversion of the Series I Preferred Stock or exercise of the Warrants or in lieu of accrued but unpaid dividends in accordance with Section 6.1(a), (2) shares of Common Stock issued as a result of, or in connection with, any action referenced in Section 6.4(a)(i) hereof, (3) securities issued upon the exercise of or conversion of convertible securities, options or warrants issued and outstanding on the date of this Certificate of Designation, provided, however, that such securities have not been amended since the date of this Certificate of Designation to increase the number of such securities or to decrease the exercise or conversion price of any such securities (other than by the antidilution provisions thereof, if any), (4) issuances of equity securities to employees, consultants, landlords or suppliers of or to the Company in one or more transactions approved by the Board of Directors or in mergers, consolidations, acquisitions, joint ventures or strategic alliances approved by the Board of Directors, and (5) issuances of equity securities to commercial banks or other lenders in connection with the Company obtaining loan financing in one or more transactions approved by the Board of Directors. References to Common Stock in the subsections of this clause (D) above shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 6.4(a)(ii). The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 6.4(a)(ii), into the aggregate consideration received, or deemed to have been received by the Company for such issue under this Section 6.4(a)(ii)(D), for such Additional Shares of Common Stock.

     (b) If the Company, at any time while any shares of Series I Preferred Stock are outstanding, shall distribute to all or substantially all holders of Common Stock (and not to the holders of Series I Preferred Stock) evidence of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to Section 6.4(a)), then in each such case the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which (i) the denominator shall be the Current Market Price per share of Common Stock determined as of the record date mentioned above and (ii) the numerator shall be such Current Market Price per share of Common Stock on such record date less the then per share fair market value at such record date of the portion of such evidence of indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock so distributed applicable to one outstanding share of the Common Stock, which fair market value shall be reduced by the fair market value of consideration, if any, paid to the Company by holders of Common Stock in exchange for such evidence of indebtedness or assets or rights or warrants so distributed, in each case as such fair market value is determined by the Board of Directors of the Company in good faith.

     (c) As used herein, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days immediately preceding the date in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange (including, for purposes hereof, the Nasdaq National Market) on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price for the Common Stock as furnished by the National Association of Securities Dealers, Inc. through the Nasdaq SmallCap Market or a similar organization if the Nasdaq SmallCap Market is no longer reporting such information. If, on any such date, the Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted on the Nasdaq SmallCap Market or any similar organization, the Current Market Price shall be deemed to be the fair value of a share of

Common Stock on such date, as determined in good faith by the Board of Directors of the Company, absent manifest error.

     (d) All calculations under this Section 6.4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

     (e) Whenever there shall be an adjustment as provided in this Section 6.4, the Company shall within 15 days thereafter cause written notice thereof to be sent in accordance with Section 8.7 hereunder to the holder, which notice shall be accompanied by an officer's certificate setting forth the number of Conversion Shares issuable and the Conversion Price thereof after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.
     (f) The Company shall not be required to issue fractions of shares of Common Stock or other Capital Stock of the Company upon the conversion of Series I Preferred Stock. If any fraction of a share of Capital Stock would be issuable on the conversion of Series I Preferred Stock (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price of such share of Common Stock on the date of conversion of Series I Preferred Stock.

     6.6     Taxes.  The  Company  will pay all stock transfer taxes (other than
             -----
taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series I Preferred Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series I Preferred Stock so converted were registered.

     6.7     Return.  All  shares  of  the  Series  I  Preferred Stock converted
             ------
pursuant to this Section 6, or otherwise acquired by the Company in any manner whatsoever, shall be returned to the pool of the Company's authorized but unissued shares of undesignated preferred stock; and the Company may from time to time take such appropriate corporate action as may be necessary to reduce the number of authorized shares of Series I Preferred Stock accordingly.

     6.8     Reserve.  The Company shall at all times reserve and keep available
             -------
out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series I Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series I Preferred Stock. The Company shall, from time to time, subject to and in accordance with applicable law, increase the authorized shares of Common Stock if at any time the number of authorized shares of Common Stock remaining unissued shall not be sufficient to permit the conversion at such time of all then outstanding Series I Preferred Stock.

     6.9     Avoidance.  The  Company  shall  not  amend  this  Certificate  of
             ---------
Designation, its Articles of Incorporation, its By-laws or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed by the Company pursuant to this Section 6, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the rights of the holders of Series I Preferred Stock against dilution or other impairment as provided herein.

                                    ARTICLE 7
                                  VOTING RIGHTS

     Except as otherwise provided by the Nevada Revised Statutes, each holder of shares of Series I Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series I Preferred Stock may be converted at the record date for any vote, and shall (except as otherwise expressly provided herein or as required by law) have voting rights and powers equal to the voting rights and powers of the Common
Stock, voting together with the Common Stock as a single class and shall be entitled to notice of any shareholder's meeting in accordance with the bylaws of the Company. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series I Preferred Stock held by each holder may be converted) shall be rounded upward to the nearest whole number. Holders of shares of Series I Preferred Stock shall not have cumulative voting rights.

                                    ARTICLE 8
                                  MISCELLANEOUS

     8.1     Loss,  Theft,  Destruction  of  Preferred  Stock.  Upon  receipt of
             ------------------------------------------------
evidence satisfactory to the Company of the loss, theft, destruction or mutilation of a certificate or certificates representing shares of Series I Preferred Stock and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such certificate(s), the Company shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated certificate(s), new certificate(s) representing shares of Series I Preferred Stock of like tenor. The Series I Preferred Stock shall be held and owned upon the express condition that the provisions of this
Section 8.1 are exclusive with respect to the replacement of mutilated, destroyed, lost or stolen certificate(s) and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without the surrender thereof.

     8.2     Who  Deemed  Absolute  Owner.  The  Company  may deem the Person in
             ----------------------------
whose name the Series I Preferred Stock shall be registered upon the registry books of the Company to be, and may treat it as, the absolute owner of the Series I Preferred Stock for the purpose of receiving payment of dividends on the Series I Preferred Stock, for the conversion of the Series I Preferred Stock and for all other purposes, and the Company shall not be affected by any notice to the contrary. All such payments and such conversion shall be valid and effectual to satisfy and discharge the liability upon the

Series I Preferred Stock to the extent of the sum or sums so paid or the conversion so made.

     8.3     Permits,  Consents  and Approvals.  The Company will (a) obtain and
             ---------------------------------
keep effective any and all permits, consents and approvals of Federal or state governmental agencies and authorities and make all filings under Federal and state securities laws, that are required in connection with the issuance of Series I Preferred Stock, the conversion of Series I Preferred Stock, and the issuance and delivery of the Conversion Shares issued upon conversion of Series I Preferred Stock, and (b) have the Conversion Shares, upon their issuance and eligibility for listing, listed on each securities exchange on which the Common Stock are then listed.

     8.4     Subsequent  Transfer  Agent.      Promptly  upon the appointment of
             ----------------------------
any subsequent transfer agent of the Common Stock, or any other securities issuable upon the conversion of Series I Preferred Stock, the Company will deliver to the holder a statement setting forth the name and address of such subsequent transfer agent.

     8.5     Withholding.  To the extent required by applicable law, the Company
             -----------
may withhold amounts for or on account of any taxes imposed or levied by or on behalf of any taxing authority in the United States having jurisdiction over the Company from any payments made pursuant to the Series I Preferred Stock.

     8.6     Amendments.  No  amendment, modification or waiver shall be binding
             ----------
or effective with respect to this Certificate of Designation without the prior written consent of the holders of two-thirds of the Series I Preferred Stock outstanding at the time such action is taken and provided, further that no change in the terms hereof may be accomplished by merger or consolidation of the Company with another corporation or entity unless the Company has obtained the prior written consent of the holders of two-thirds of the Series I Preferred Stock then outstanding.

     8.7      Headings.  The  headings  of  the  Articles  and  Sections of this
              --------
Certificate of Designation are inserted for convenience only and do not constitute a part of this Certificate of Designation.

     8.8     Severability.  If any provision of this Certificate of Designation,
             ------------
or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (ii) the remainder of this Certificate of Designation and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     8.9 Notices. All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered, sent by facsimile in the case of notice to the Company only, or sent by registered or certified mail or Federal Express or other nationally recognized overnight delivery service. Any notices shall be deemed given upon the earlier of the date when received at, the day when delivered via facsimile or the third day after the date when sent by registered or certified mail or the day after the date when sent by Federal Express to, the address set forth below, unless such address is changed by notice to the other party hereto:

     if to the Company:

     Baywood International, Inc.
     14950 North 83rd Place
     Suite 1
     Scottsdale, Arizona 85260
     Attention:  Chief Executive Officer
     Facsimile: (480) 483-2168

     if  to  the  holder:  As  set  forth  in  the  register  of  the  Company.

The Company or the holder by notice to the other party may designate additional or different addresses as shall be furnished in writing by such party.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be executed by its duly authorized officers as of March 30, 2007.


                                        BAYWOOD  INTERNATIONAL,  INC.


                                        By:  /s/ Neil Reithinger
                                             ------------------------------
                                             Name:  Neil Reithinger
                                             Title: President & C.E.O.


                                             BAYWOOD  ACQUISITION,  INC.


                                        By:  /s/ Neil Reithinger
                                             ------------------------------
                                             Name:  Neil Reithinger
                                             Title: President

ANNEX I

                           FORM OF CONVERSION NOTICE


TO:  Baywood  International,  Inc.
     14950  North  83rd  Place,  Suite  1
     Scottsdale,  Arizona  85260

     The undersigned owner of Series I 8%Cumulative Convertible Preferred Stock (the "Series I Preferred Stock") issued by Baywood International, Inc. (the "Company") hereby irrevocably exercises its option to convert __________ shares of the Series I Preferred Stock into shares of common stock, par value $0.001 per share ("Common Stock"), of the Company in accordance with the terms of the Certificate of Designation. The undersigned hereby instructs the Company to convert the number of shares of the Series I Preferred Stock specified above [and $ _________ in accrued and unpaid dividends] into shares of Common Stock issued upon conversion in accordance with the provisions of Article 6 of the Certificate of Designation. The undersigned directs that the Common Stock issuable and certificates therefore deliverable upon conversion and the recertificated Series I Preferred Stock, if any, not being surrendered for conversion hereby, together with any check in payment for fractional Common Stock [or payment of dividends], be issued in the name of and delivered to the undersigned unless a different name has been indicated below. So long as the Series I Preferred Stock shall have been surrendered for conversion hereby, the conversion pursuant hereto shall be deemed to have been effected at the date and time specified below, and at such time the rights of the undersigned as a holder of the Series I Preferred Stock shall cease and the Person or Persons in whose name or names the Common Stock issued upon conversion shall be issuable shall be deemed to have become the holder or holders of record of the Common Shares represented thereby and all voting and other rights associated with the beneficial ownership of such Common Shares shall at such time vest with such Person or Persons.

All capitalized terms used and not defined herein have the respective meanings assigned to them in the Certificate of Designation.


Date  and  time:___________________________


___________________________
       Signature

Fill  in  for  registration  of  Series  I  Preferred  Stock:


----------------------------------------

----------------------------------------

----------------------------------------
Please  print  name  and  address  (including  zip  code)